Exhibit 99.1

Energous Wireless Power Solutions Reports Third Quarter 2025 Results

- Reports Revenue of $1.3 Million – Posting third consecutive quarter of growth -

- Lowest Quarterly Net Loss in the last Decade – Evidencing further progress toward profitability -

SAN JOSE, Calif. – November 12, 2025 – Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) (the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the third quarter ended September 30, 2025, reporting revenue of approximately $1.3 million for the third quarter, representing a 30% increase versus the second quarter of 2025, and a 38% improvement in net loss in the third quarter compared to the same prior year period. The Company also provided an update on recent events and Company highlights.

“We are building the fundamentals of the business through strategic execution. Our third consecutive quarter of revenue growth reflects the tangible progress we’re making in driving commercial adoption of our products and services, continuing our pursuit for operational excellence, and fiscal discipline,” said Mallorie Burak, CEO and CFO of Energous Wireless Power Solutions. “We believe these third quarter results demonstrate that Energous is transforming from a wireless power technology pioneer into a scalable solutions provider.”

Third Quarter 2025 Financial Results

▪	Revenue for the quarter ended September 30, 2025 of approximately $1.3 million versus approximately $0.2 million in the same period in 2024, a 453% improvement over the same prior year period, and a 30% improvement over second quarter of 2025 revenue.

▪	Revenue in the third quarter of 2025 marks the highest recorded quarterly revenue for the Company since 2015 and contributed to the Company’s year-to-date revenue through September 30, 2025 of approximately $2.6 million, over three times the revenue reported for the full fiscal year of 2024.

▪	For the quarter ended September 30, 2025, gross profit was $0.5 million, representing a 703% increase versus the same prior year period, transitioning from a $0.1 million gross loss for the three months ended September 30, 2024. Gross margin was 36% for the three months ended September 30, 2025, also evidencing continued improvement from the gross margin of 35% reported for the quarter ended June 30, 2025. Continued progress in enhancing gross margin remains a key focus for the remainder of 2025 and beyond.

▪	The Company has had zero product returns since commercial production of its PowerBridge Pro began last year. Ensuring the highest level of product quality remains a key priority for the Company, as we work toward widespread adoption of our technology.

▪	GAAP operating expenses for the third quarter of 2025 totaled $2.6 million versus $3.5 million for the same period in 2024, a 24% improvement.

▪	Non-GAAP operating expenses(1) for the third quarter of 2025 were approximately $2.6 million, decreasing from $3.2 million in the same prior year period, representing a reduction of approximately $0.6 million, or 19%, year over year.

▪	As a result of increased revenue and continued operational and manufacturing cost reductions, GAAP net loss and GAAP loss per share was approximately $(2.1) million, or $(1.31) per basic and diluted share, for the third quarter of 2025, a 38% improvement versus the net loss of approximately $(3.4) million, or $(14.98) per basic and diluted share, for the third quarter of 2024. The GAAP net loss reported for the third quarter of 2025 represents the lowest net loss for the Company in over a decade and signifies the significant progress made toward reaching profitability.

▪	Non-GAAP net loss(1) was approximately $(2.0) million for the third quarter of 2025 versus non-GAAP net loss of approximately $(3.3) million for the same prior year period, a 38% improvement year over year, and a 23% improvement from the non-GAAP net loss of approximately $(2.6) million reported for the second quarter of 2025.

▪	The Company reports approximately $12.9 million in cash and cash equivalents as of September 30, 2025.

(1)	See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

▪	During the nine months ended September 30, 2025, the Company raised $18.2 million of net proceeds under its at-the-market offering program, $0.4 million of net proceeds from the negotiated early exercise of warrants, and $4.1 million in net proceeds from the sale of securities in a registered direct offering. The $22.7 million of capital allows the Company to continue executing upon its growth initiatives, investing in technology innovation, and scaling to fulfill the increase in customer orders.

▪	Through the above-referenced warrant exercises, on September 11, 2025, the Company improved its balance sheet by eliminating certain previously outstanding warrants, which allowed the removal of our recorded warrant liability. In addition, based on current operating levels and further cost reductions implemented during the first nine months of 2025, the Company believes it has sufficient cash on hand to fund working capital requirements for the next twelve months.

▪	As of November 11, 2025, the backlog of confirmed orders, representing the first phase of enterprise deployments, was approximately $4.1 million, which is expected to ship within the next twelve months. The Company is experiencing a growing backlog of enterprise orders that we believe demonstrates increased market adoption of the Company’s wireless power network (WPN) solutions.

▪	Joining the AWS Partner Network in January of 2025 (Energous Wireless Power Solutions Joins The AWS Partner Network) expanded the Company’s sales momentum and has contributed to several referrals that led to active proofs of concept (PoC’s) with customers, including Fortune 500 companies, that have the potential to lead to expanded opportunities in 2026.

▪	The first three quarters of 2025 marked a period of continued innovation, leveraging and augmenting our deep wireless power charging and battery-free energy harvesting-focused intellectual property portfolio, resulting in additions to our technology portfolio.

o	During the nine months ended September 30, 2025, the Company was granted five new U.S. patents, building upon our core technology. The new intellectual property relates to network security, e-Sense tag location tracking, and in-band communications for transportation related RF transmitters.

o	The Company also introduced its battery-free e-Sense tag, establishing an end-to-end wireless power platform for ambient IoT that includes Energous’ new waterproof, reusable e-Sense tag, wireless power transmitter systems, and the e-Compass cloud-based software platform. (First End-To-End Wireless Power Platform for Ambient IoT). One of the Company’s active PoC’s is qualifying Energous’ end-to-end solution for a potential global, enterprise-wide deployment.

▪	The Company introduced two new products: the AI driven PowerBridge MOD and PowerBridge PRO+ with integrated gateway. These new products exemplify Energous’ mission to continue delivering innovative, adaptable, and versatile enterprise asset tracking solutions. (Energous Introduces New Transmitter Systems Creating Adaptable and Versatile Asset Tracking Solutions)

“Our customers want visibility, intelligence, and automation across their operations,” said CEO & CFO Mallorie Burak, “By powering IoT devices wirelessly and continuously, Energous is making that real — helping transform physical environments into connected, data-driven systems.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results, expected company growth, and operational initiatives. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, change in fair value of warrant liability, and expenses related to the abandonment of financing transactions. Non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, expenses related to the abandonment of financing transactions, and severance expenses. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com

Energous Corporation
BALANCE SHEETS
(Unaudited)
(in thousands)

	As of
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$12,898	$1,353
Accounts receivable, net	1,241	78
Inventory	1,237	498
Prepaid expenses and other current assets	1,204	983
Total current assets	16,580	2,912

Property and equipment, net	287	356
Operating lease right-of-use lease assets	970	527
Total assets	$17,837	$3,795

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,280	$1,852
Accrued expenses	1,506	1,135
Accrued severance expense	-	28
Warrant liability	-	358
Operating lease liabilities, current portion	455	668
Short-term loan payable, net	139	818
Deferred revenue	16	13
Total current liabilities	3,396	4,872

Operating lease liabilities, non-current portion	715	-
Total liabilities	4,111	4,872

Stockholders’ equity (deficit):
Common stock	1	1
Additional paid-in capital	422,432	399,362
Accumulated deficit	(408,707)	(400,440)
Total stockholders’ equity (deficit)	13,726	(1,077)
Total liabilities and stockholders’ equity (deficit)	$17,837	$3,795

Energous Corporation
STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,272	$230	$2,590	$340
Cost of revenue	814	306	1,701	537
Gross profit (loss)	458	(76)	889	(197)

Operating expenses:
Research and development	897	1,468	3,189	5,956
Sales and marketing	499	699	1,792	2,391
General and administrative	1,245	1,255	3,426	4,976
Severance expense	8	83	403	1,377
Expenses from abandoned financing transaction	-	–	661	–
Total operating expenses	2,649	3,505	9,471	14,700
Loss from operations	(2,191)	(3,581)	(8,582)	(14,897)

Other income, net:
Change in fair value of warrant liability	(10)	159	257	413
Interest income, net	88	10	59	215
Loss on retirement of fixed asset	-	–	(1)	–
Total other income, net	78	169	315	628

Net loss	$(2,113)	$(3,412)	$(8,267)	$(14,269)

Basic and diluted net loss per common share	$(1.31)	$(14.98)	$(6.61)	$(66.40)

Weighted average shares outstanding, basic and diluted	1,610,246	227,810	1,251,192	214,883

Energous Corporation
Reconciliation of Non-GAAP Information
(Unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(2,113)	$(3,412)	$(8,267)	$(14,269)
Add (subtract) the following items:
Depreciation and amortization	25	100	111	148
Stock-based compensation *	40	129	231	546
Severance expense	8	83	403	1,377
Expenses from abandoned financing transaction	–	–	661	–
Change in fair value of warrant liability	10	(159)	(257)	(413)
Adjusted non-GAAP net loss	$(2,031)	$(3,259)	$(7,118)	$(12,611)

*	Stock-based compensation excludes $16 and $130 which is included in severance expense for the nine months ended September 30, 2025 and 2024, respectively.
Stock-based compensation excludes $1 which is included in cost of revenue for the nine months ended September 30, 2025.

Total operating expenses (GAAP)	$2,649	$3,505	$9,471	$14,700
Subtract the following items:
Depreciation and amortization	(24)	(100)	(111)	(148)
Stock-based compensation *	(40)	(129)	(230)	(546)
Severance expense	(8)	(83)	(403)	(1,377)
Expenses from abandoned financing transaction	-	–	(661)	–
Adjusted non-GAAP operating expenses	$2,577	$3,193	$8,066	$12,629

*	Stock-based compensation excludes $16 and $130 which is included in severance expense for the nine months ended September 30, 2025 and 2024, respectively.
Stock-based compensation excludes $1 which is included in cost of revenue for the nine months ended September 30, 2025.

Total research and development expenses (GAAP)	$897	$1,468	$3,189	$5,956
Subtract the following items:
Depreciation and amortization	(22)	(42)	(104)	(83)
Stock-based compensation	(16)	(35)	(35)	(194)
Adjusted non-GAAP research and development expenses	$859	$1,391	$3,050	$5,679

Total sales, marketing, general and administrative expenses (GAAP)	$1,744	$1,954	$5,218	$7,367
Subtract the following items:
Depreciation and amortization	(3)	(58)	(7)	(65)
Stock-based compensation	(24)	(94)	(195)	(352)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$1,717	$1,802	$5,016	$6,950